EXHIBIT 10.16

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT, dated as of May 19, 2010 (this “Amendment”), by and between Mr. Michael Diamant, a resident of the State of Florida (the “Executive”), and Hawk Systems, Inc., a Delaware corporation (collectively, the “Company”).

WHEREAS, reference is hereby made to that certain Employment Agreement (the “Agreement”), dated as of December 15, 2009, by and among the Executive and the Company as amended on January 19, 2010.

WHEREAS, the Executive and the Company wish to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants other agreements contained in this Amendment the Executive and the Company hereby agree to amend the Agreement as follows:

1.    Defined Terms; Conflicting Documents.  All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.  In the event of any conflict between the Agreement and this Amendment, this Amendment shall prevail and govern.

2.    Amendment to Section 3(a): Salary. Subsection (a) of Section 3 of the Agreement is deleted in its entirety and replaced with the following new subsection:

(a) Salary.  The Company shall pay the Executive a salary at the annual rate of Five Hundred Thousand Dollars ($500,000.00) per year (“Base Salary”).  The Base Salary due the Executive hereunder shall be payable as follows: (i) Four Hundred Thousand Dollars ($400,000) shall be payable in cash, in equal monthly installments, less any amounts required to be withheld by the Company from time to time from such salary under any applicable federal, state or local income tax laws or similar laws then in effect; and (ii) One Hundred Thousand Dollars ($100,000) shall be payable in common stock of the Company.

3.    Ratification. Except as specifically herein amended and modified, all terms and conditions of the Agreement remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

HAWK SYSTEMS, INC., a Delaware corporation

By:	/s/ David Coriaty
Name: David Coriaty
Title: Director

/s/ Michael Diamant
Michael Diamant